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                                                                      Exhibit 23



                                JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of OrNda HealthCorp and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 21 day of October, 1996.


                                            JOSEPH LITTLEJOHN & LEVY FUND, L.P.

                                            By:  JLL Associates, L.P.,
                                                 as General Partner


                                                 By: /s/ Peter A. Joseph
                                                     ----------------------
                                                     Name: Peter A. Joseph
                                                     Title: General Partner


                                            JLL ASSOCIATES

                                            By:  /s/ Peter A. Joseph
                                                 -------------------------
                                                 Name: Peter A. Joseph
                                                 Title: General Partner


                                            /s/ Peter A. Joseph
                                            ------------------------------
                                            Peter A. Joseph


                                            /s/ Paul S. Levy
                                            ------------------------------
                                            Paul S. Levy